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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              We hereby consent to the use, in the registration Statement on Form SB-2/A Post Effective Amendment No. 1 of uWink, Inc. of our report dated March 20, 2007 on our audits of the financial statements of uWink, Inc. as of January 2, 2007 and December 31, 2005 and the results of its operations and cash flows for each of the two years ended January 2, 2007 and December 31, 2005, and the reference to us under the caption "Experts".

/s/ Kabani & Company, Inc. Los Angeles, California Dated: November 1, 2007

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM